EXHIBIT 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in the registration statement of Object Design, Inc. on Form S-8 of our reports dated February 11, 1997, on our audits of the consolidated financial statements and financial statement schedule of Object Design, Inc. as of December 31, 1996 and 1995, and for the three years in the period ended December 31, 1996, which reports are included in the Annual Report on Form 10-K, as amended by the Annual Report on Form 10-K/A.

/s/ COOPERS & LYBRAND L.L.P.
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COOPERS & LYBRAND L.L.P.
Boston, Massachusetts
July 15, 1997